UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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ADAMIS PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

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The following is a press release issued by Adamis Pharmaceuticals Corporation (the “Company”) on August 25, 2020, first released to security holders on or about August 25, 2020, relating to the Company’s 2020 annual meeting of stockholders held on August 20, 2020 and adjourned until September 3, 2020.

ADAMIS PHARMACEUTICALS PROVIDES UPDATE ON ANNUAL MEETING OF STOCKHOLDERS AND PROPOSALS

San Diego, California – August 25, 2020 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today provided additional information concerning the proposals to be considered at its adjourned 2020 annual meeting of stockholders, which will resume on September 3, 2020 at 10:00 a.m. Pacific Time. The proposals, described as Proposals 2 and 3 in the company’s definitive proxy statement filed with the Securities and Exchange Commission on July 11, 2020, as supplemented by any supplements or amendments thereto, are (i) to approve an amendment to the company’s restated certificate of incorporation to increase the number of authorized shares of common stock (the “increase in authorized shares proposal”), and (ii) to approve an amendment to the company’s restated certificate of incorporation to implement a reverse stock split of the outstanding common stock, if the board of directors in its discretion determines to implement a reverse stock split before December 31, 2020 (the “reverse split proposal).

While management continues to recommend that shareholders approve both Proposals 2 and 3, the company intends to take the actions described below under the following scenarios:

1.	If both Proposal 2 and 3 are approved - the company will amend its restated certificate of incorporation to authorize an additional 100 million shares of common stock, as described in Proposal 2 but does not intend to also implement a reverse stock split as described in Proposal 3.

2.	If Proposal 2 is approved and Proposal 3 is not approved - the company will amend its restated certificate of incorporation to authorize an additional 100 million shares of common stock, as described in Proposal 2 and will not implement a reverse stock split as described in Proposal 3.

3.	If Proposal 3 is approved and Proposal 2 is not approved – as described in the company’s proxy statement, pursuant to its February 2020 securities purchase agreement with certain investors (the “February agreement”), the company will implement a reverse stock split promptly after the meeting and will determine the ratio of the reverse stock split as described in the proxy statement.

4.	If neither Proposal 2 or 3 is approved – as described in the proxy statement, under the February agreement the company agreed to call additional meetings of stockholders each four months after the initial meeting at which the proposals were considered, to seek stockholder approval of at least one of the proposals until the date that stockholder approval is obtained.

The adjourned meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADMP2020.  To participate in the virtual meeting, stockholders will need the control number found on their proxy card or in the instructions that accompanied their proxy materials. Only stockholders of record on the record date of June 23, 2020, are entitled to vote. Stockholders who have previously submitted their proxy or otherwise voted with respect to the proposals to be considered at the adjourned meeting and who do not want to change their vote need not take any action.

As described in the proxy statement, a stockholder may use one of the following methods to vote before the September 3, 2020 adjourned meeting with respect to Proposal 2 and Proposal 3:

Voting by Telephone, 1-800-690-6903, or Internet, www.proxyvote.com:  If you are a holder of record of shares, you can choose to vote by telephone or by Internet.  You can vote by telephone by calling the toll-free telephone number on your proxy card, 1-800-690-6903.  The website for Internet voting is http://www.proxyvote.com and it is also listed on the proxy card.  Please have your proxy card, which includes your stockholder control number, handy when you call or go online.  Telephone and Internet voting facilities for stockholders of record will close with respect to the adjourned meeting at 11:59 p.m., Eastern Standard Time, on September 2, 2020.  If you hold your shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee.  Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your shares.

Voting Via the Virtual Annual Meeting Website.  To vote during the virtual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/ADMP2020.

Vote by Mail:  Stockholders of record (that is, if you hold your stock in your own name) may sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

If your shares are held in the name of a bank, broker, trustee or other nominee holder of record (i.e., in “street name”), you should follow the instructions from the holder of record that you must follow in order for your shares to be voted. The company encourages any stockholder whose shares are held in street name to contact their bank, broker, trustee or other nominee.  Telephone and Internet voting generally will be offered to stockholders owning shares through most banks and brokers by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

Important Information

In connection with the solicitation of proxies, on July 10, 2020, Adamis Pharmaceuticals Corporation filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2020 annual meeting of stockholders, and filed a Supplement No. 1 to the Proxy Statement with the SEC on August 7, 2020. The company’s stockholders are strongly advised to read the definitive proxy materials, as supplemented or amended, and any other relevant solicitation materials filed by the company with the SEC before making any voting or investment decision because these documents contain important information. The company’s proxy statement and any other materials filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov.  The company’s proxy statement, notice of annual meeting, and annual report to shareholders are available free of charge on the company’s website at http://www.adamispharmaceuticals.com. The contents of the website referenced above are not deemed to be incorporated by reference into the proxy statement.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, respiratory and inflammatory disease. The company’s SYMJEPI (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis’ naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose is currently under FDA review. Adamis is developing additional products, including treatments for acute respiratory diseases, such as COVID-19, influenza, asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use by hospitals, clinics, surgery centers, and vet clinics throughout most of the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, any forward-looking statements in this press release speak only as the date of this press release, and Adamis expressly disclaims any obligation to update any forward-looking statements.

Contacts:

Mark Flather

Senior Director, Investor Relations

& Corporate Communications

Adamis Pharmaceuticals Corporation

(858) 412-7951

mflather@adamispharma.com